Harken Energy Corporation


HARKEN

AMEX: “HEC”

Forward Looking Statements:

Certain statements in this presentation regarding future expectations and plans for oil and gas exploration and development may be regarded as “forward looking statements” within the meaning of the Securities Litigation Reform Act. They are subject to various risks including, but not limited to, the inherent uncertainties in interpreting engineering data related to underground accumulations of oil and gas, timing and capital availability, and other factors discussed in detail in the Company’s SEC filings. Any information provided herein is qualified in its entirety by the Company’s SEC filings and any subsequent filing updates, changes or adjustments. Information is current as of the date presented, but as events change, the information herein may become out of date and Harken will not retroactively update such information except as disclosed in the Company’s periodic SEC filings.

Harken’s Industry


HARKEN

Why Invest in an Exploration Company?

Exploration Company Value Creation



Harken's annualized growth in NAV per share has averaged 47% over the last 5 years



Value Realization
Time
I. Intellectual Capital
Contracting
II. Prospective Acreage
Drilling
III. Proved Reserves
Produce or Sell

H01

Proved Reserves are the Goal


HARKEN

- ***Proved reserves represent expected future net cash flows for the economic life of a company's oil and gas properties.***
- ***Harken had over $300 million in pre-tax net present value of proved oil and gas reserves at 12/31/99***
- ***Proved oil and gas reserves are audited by third-party engineering firms.***



Harken's Mission Statement


HARKEN

Expose shareholders to world class exploration and exploitation potential while conservatively growing domestic reserves and cash flows

World Oil Discoveries vs. Production



Crude Oil Discoveries and Production
Global production outstrips reserve growth 5 to 1.
Global Production
Millions of Barrels
45,000
40,000
35,000
30,000
25,000
20,000
15,000
10,000
5,000
0
1914
1924
1934
1944
1954
1964
1974
1984
1994
West
Eastern Europe, Asia, FSU
Middle East

Source: United States Geological Survey

HARKEN

Harken Core Competencies


HARKEN

- *International technical and managerial experience in harsh environments (difficult contractual, political, social and environmental issues)*
- *Financial engineering and capital formation expertise*

Harken Has a Focused Strategy



Risk
World Class Exploration
Cash Generating Production and Exploitation from Domestic and International Properties
Reward



HARKEN

Harken Value Creation-Phase I


Value Realization
I. Intellectual Capital
•Strategic Skills
•Financial Engineering
Time

Harken Has a Balanced Strategy



- ***U.S. geologic basins have been heavily explored, are highly competitive and have predictable but, limited future exploration potential.***

- ***Latin America's geologic basins are underexplored and are less competitive but offer huge future exploration and exploitation potential.***


Oil and Gas Basins

HARKEN

Harken Focus in High Potential Areas



Billion Plus Barrel Fields of Latin America
Owned and Operated by Others
Harken's Domestic Acreage
Tampico Basin
1 Field
2.7BBOE
Sureste Basin
5 Fields
28.5BBOE
East Venezuela Basin
4 Fields
17.5BBOE
Maracaibo Basin
9 fields
43.1BBOE
Harken's Costa Rica Acreage
Harken's Colombian Acreage
1.1BBOE
Shushufindi
1.6BBOE
Cusiana
2.3BBOE

Harken's Colombian Acreage



Los Olmos
374,000 acres
Bocachico
192,000 Acres
Cambulos
41,000 acres
Harken Discovery
Association Contract Areas
Bolivar
250,000 acres
Bogota
Alcaravan
102,000 acres
Colombia

Harken's Costa Rican Acreage



Caribbean Sea
Costa Rica
Pacific Ocean
Moin Prospect

- *High Potential, High Risk exploratory project*
- *Reprocessed existing 2-D seismic data & shot 100 sq. km. of new 3-D.*
- *Moin prospect has 80,000 acres of Cretaceous fault segmented closure, making it one of the largest undrilled structures in the Caribbean Basin*
- *Structure size comparable to world class oil fields*
- *Legal issues pending*

HARKEN

Harken Areas of Interest



Nicaragua
Harken's Costa Rican Acreage
Belize
Honduras
Panama
Ecuador
Harken's Colombian Acreage
Peru
Chile
Current Contracts
Potential Contract Areas

HARKEN

Harken Value Creation-Phase II


Value Realization
II. Prospective Acreage
•Over 2 million acres in Latin America
•Numerous "world class" prospects
I. Intellectual Capital
Time

Harken's Colombian Proved Reserves


HARKEN


Harken Discovery
Association Contract Areas
Bolivar
Catalina #1
Discovery Well
Bolivar
Olivo #1
Discovery Well
Alcaravan
Canacabare #1
Discovery Well
Alcaravan
Estero #1
Discovery Well
Bogota
Colombia



Harken's Colombian Proved Reserves have a pre-tax discounted net present value of $224.6 million at 6/30/2000

Harken's Domestic Reserves and Acreage


Harken Reserves
Four Corners
13,959 acres
Arkansas
4,040 acres
Mississippi
17,156 acres
New Mexico
1,430 acres
Texas
88,349 acres
Louisiana
24,033 acres

Harken's U.S. Proved Reserves have a pre-tax discounted net present value of $95.8 million at 12/31/99

HARKEN

Harken Value Creation-Phase III



Value Realization
III. Proved Reserves at 12/31/99
•$500+ million in pre-tax future net cash inflows
•$300+ million in pre-tax PV10
II. Prospective Acreage
I. Intellectual Capital
Time
HARKEN

Harken Value Creation-Summary

III. Proved Reserves at 12/31/99
- $500+ million in pre-tax future net cash inflows
- $300+ million in pre-tax PV10

II. Prospective Acreage
- Over 2 million acres in Latin America
- Numerous “world class” prospects

I. Intellectual Capital
- Strategic Skills
- Financial engineering

Value Realization

Time

HARKEN

Five Year HEC Net Asset Value Growth

December 31,	1994	1999
Working Capital	$1.7	$21.0
Long-term Obligations	($1.9)	($112.7)
PV10 of Proved Reserves	$11.7	$280.4
Net Asset Value	$11.5	$188.7
Avg. Shares Outstanding	59.7	144.1
NAV per Share	$0.19	$1.31
	Cumulative % Increase	Annual % Increase
NAV per Share	589%	47.0%
Shares Outstanding	142%	19.3%

Harken's NAV per share has grown 47% annually during the last 5 years.

In millions, except per share amounts and percentages

HARKEN

Five Year NAV Growth-Post Reverse Split

December 31,	1994	1999
Working Capital	$1.7	$21.0
Long-term Obligations	($1.9)	($112.7)
PV10 of Proved Reserves	$11.7	$280.4
Net Asset Value	$11.5	$188.7
Avg. Shares Outstanding	6.0	14.4
NAV per Share	$1.92	$13.10
	Cumulative % Increase	Annual % Increase
NAV per Share	589%	47.0%
Shares Outstanding	142%	19.3%

Harken's NAV per share has grown 47% annually during the last 5 years.

HARKEN

In millions, except per share amounts and percentages, utilizing retroactively adjusted post reverse stock split outstanding shares

Harken's Current Stats


HARKEN

As of September 30, 2000

- ***Production averaged approximately 4,700 BOE per day, representing an increase of 39% over the average for 1999.***
- ***Working capital of $18.4 million, cash of $26.8 million***
- ***EBITDA was running at a $19.6 million annualized rate in the third quarter.***
- ***Retired $23.5 million in convertible debt in 2000 through 11/6/00.***
- ***Book value per share of $1.15***

Harken's Current Stats-Post Reverse Split

As of September 30, 2000

- ***Production averaged approximately 4,700 BOE per day, representing an increase of 39% over the average for 1999.***
- ***Working capital of $18.4 million, cash of $26.8 million***
- ***EBITDA was running at a $19.6 million annualized rate in the third quarter.***
- ***Retired $23.5 million in convertible debt in 2000 through 11/6/00.***
- ***Book value per share of $11.47 (post reverse split)***

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Investment Considerations


HARKEN

- *Industry:* Fundamentals are strong
- *Net Asset Value:* Grown 47% annually on average during the last 5 years
- *Upside:* Inventory in excess of 2 million acres with world class exploration and exploitation potential
- *Financial Posture:* Conservative balance sheet and increasing cash flows
- *Intellectual Capital:* Experienced management team